EXHIBIT 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

 Section 906 of the Sarbanes-Oxley Act of 2002

I, James H. Perry, as Vice President, Chief Financial Officer and Controller of United Industrial Corporation (the “company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

a.               the accompanying Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b.              the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:	March 16, 2007	/s/ James H. Perry
James H. Perry
Vice President, Chief Financial Officer and Controller

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to United Industrial Corporation and will be retained by United Industrial Corporation and furnished to the Securities Exchange Commission or its staff upon request.

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the company, regardless of any general incorporation language in such filing.